Filed Pursuant to Rule 424(b)(3)
                                                Under the Securities Act of 1933
                                                     Registration No. 333-131660

                           PROSPECTUS SUPPLEMENT NO. 1

               Prospectus Supplement No.1 dated September 21, 2006
               to Registration Statement on Form SB-2, as amended
       filed on February 8, 2006 and declared effective on April 24, 2006
                          (Registration No. 333-131660)

                                 ROO Group, Inc.
                              10,041,414 Shares of
                                  Common Stock

      This prospectus supplement should be read in conjunction with the prospectus dated April 25, 2006, relating to the resale by the selling stockholders of up to 10,041,414 shares of our common stock, including 1,550,632 shares of common stock issuable upon exercise of outstanding warrants and 380,000 shares of common stock issuable upon conversion of outstanding Series A Preferred Stock. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering, other than the exercise price, if any, to be received upon exercise of the warrants referred to in the Prospectus.

      We are filing this prospectus supplement to update the Selling Stockholders table included in the prospectus to reflect certain transfers effected after the filing of the prospectus on April 25, 2006.

                              SELLING STOCKHOLDERS

      The following table sets forth the common stock ownership and other information relating to the selling stockholders as of April 14, 2006. The selling stockholders acquired their securities: (1) pursuant our August 2005 financing, the material terms of which are described beginning on page 26 of this Prospectus; (2) pursuant to our October 2005 financing, the material terms of which are described on page 27 of this Prospectus; (3) pursuant to our December 2005 financing, the material terms of which are described beginning on page 27 of this Prospectus; (4) upon conversion of secured convertible notes issued to the selling stockholders by Robert Petty, our Chairman, President and Chief Executive Officer, individually; (5) pursuant to the Stock Purchase Agreement dated March 11, 2004 by and among ROO Group, Inc. and the shareholders of Reality Group Pty Ltd. (the "Reality Group Stock Purchase Agreement"), as amended, the material terms of which are described beginning on page 32 of this Prospectus; and (6) as consideration for service as executive officers or consultants. Other than as set forth in the following table, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

                                                                                                            Shares of Common Stock
                                                                                                              Beneficially Owned
                                                Number of Shares of Common                                  After the Offering (1)
                                                 Stock Beneficially Owned     Number of Shares Offered      ----------------------
Name                                               Prior to the Offering     Pursuant to this Prospectus      Number     Percent
----------------------------------------------- --------------------------   ---------------------------      ------     -------
Act II Partners, LP (2)                                   233,334                      233,334                   0          0%

Alexandra Dawson Foundation (3)                            90,930                       90,930                   0          0%

Austin Lewis (4)                                            6,080                        6,080                   0          0%

Blair Brewster (5)                                        148,667                      148,667                   0          0%

Bradley C. Reifler (6)                                    109,990                      109,990                   0          0%

Brian Wilkinson (7)                                         6,750                        6,750                   0          0%

Cass G Adelman Cust for Jasper Gunther                     17,437                       17,437                   0          0%
Adelman UTMA (8)

Cass G Adelman Cust for Phillippa Gunther                  17,437                       17,437                   0          0%
Adelman UTMA (9)

CGA Resources, LLC (10)                                    34,873                       34,873                   0          0%

Charles H. Brunie (11)                                    280,000                      280,000                   0          0%

Charles Hover IV (12)                                       1,750                        1,750                   0          0%

Cobble Creek Consulting, Inc. (13)                         40,000                       40,000                   0          0%

Conrad N Hilton Foundation (14)                           399,000                      399,000                   0          0%

DKCP 7 LP (15)                                             68,667                       68,667                   0          0%

Daniel Schneiderman (16)                                      500                          500                   0          0%

Dan Ly (17)                                                 4,600                        4,600                   0          0%

Dekko Foundation (18)                                     144,900                      144,900                   0          0%

Edwin B Stimpson Co Inc Emp Ret Plan (19)                  10,500                       10,500                   0          0%

Eric Singer (20)                                          389,766                      389,766                   0          0%

Estate of William D Witter (21)                            21,620                       21,620                   0          0%

Gabelli Multimedia Partner, LP (22)                        93,334                       93,334                   0          0%

Gary N. Moss (23)                                          14,000                       14,000                   0          0%

Gavin Campion atf the Campion Investment                   35,928                       35,928                   0          0%
Trust (24)

Hanjiro "James" Kawai (25)                                 16,667                       16,667                   0          0%

Harman Stoller Capital Partners II Ltd. (26)               19,412                       19,412                   0          0%

Harman Stoller Capital Partners Master                     84,147                       84,147                   0          0%
Fund, Ltd. (27)

Hebrides LP (28)                                          583,473                      583,473                   0          0%

Hebrides II Offshore Fund Limited (29)                    140,293                      140,293                   0          0%

Hilary Bergman (30)                                        24,816                       24,816                   0          0%


Hyde Park Foundry & Machine Pension Fund (31)              19,534                       19,534                   0          0%

Iroquois Master Fund, Ltd. (32)                           116,668                      116,668                   0          0%

Jack Brimberg (33)                                         98,817                       98,817                   0          0%

Jason Adelman (34)                                         65,133                       65,133                   0          0%

Jay Tomlinson (35)                                         44,977                       44,977                   0          0%

Jesup & Lamont Securities Corp. (36)                        1,400                        1,400                   0          0%

John Kaiser (37)                                            2,566                        2,566                   0          0%

Joshua Abram (38)                                          34,333                       34,333                   0          0%

Keith Davidson atf the K Davidson                          35,928                       35,928                   0          0%
Investment Trust (24)

Kellogg Capital Group, LLC (39)                            34,873                       34,873                   0          0%

Kevin Fisher (40)                                          46,666                       46,666                   0          0%

Laddcap Value Partners, LP (41)                           303,620                      303,620                   0          0%

Lara Casano (42)                                            3,850                        3,850                   0          0%

Lewis Opportunity Fund, LP (43)                           166,667                      166,667                   0          0%

Maple Tree Partners, L.P. (44)                            116,666                      116,666                   0          0%

Matthew Balk (45)                                          21,306                       21,306                   0          0%

Matthew Pinkington (46)                                    10,300                       10,300                   0          0%

Meadowbrook Opportunity Fund LLC (47)                      84,000                       84,000                   0          0%

Menderes and Linda Akdag (48)                              41,740                       41,740                   0          0%

Michael Bollen atf the Bollen Investment                  143,712                      143,712                   0          0%
Trust (24)

Nite Capital LP (49)                                      115,333                      115,333                   0          0%

North Shore Oral Surgery Group Ret. Plan                   34,873                       34,873                   0          0%
Dated 2-9-00 FBO Lawrence Monaldo (50)

Olympus Securities, LLC (51)                               26,250                       26,250                   0          0%

Pershing LLC FBO Theodore F. Marolda IRA                   82,953                       82,593                   0          0%
(52)


Peter Davidson (53)                                        30,300                       30,300                   0          0%

Peter Michaelis (54)                                       41,200                       41,200                   0          0%

Peter R. McMullin (55)                                     14,000                       14,000                   0          0%

Robert McGrath (56)                                         5,000                        5,000                   0          0%

Robert Petty (57)                                       2,120,000                      240,000           1,880,000       13.5%

Robin Smyth (58)                                          360,000                       60,000             300,000        2.2%

Rubin Irrevocable Family Trust (59)                        60,000                       60,000                   0          0%

Sage Master Investments Ltd. (60)                         469,000                      469,000                   0          0%

Sage Opportunity Fund, LP (61)                            172,900                      172,900                   0          0%

Schlumberger Master Pension Trust (62)                    606,879                      606,879                   0          0%

SDS Capital Group SPC (63)                                174,367                      174,367                   0          0%

Sheldon Sevinor Trust, Sheldon Sevinor TTEE                34,333                       34,333                   0          0%
DTD 9-26-95 (64)

Singer Congressional Fund LP (65)                          40,840                       40,840                   0          0%

Singer Fund LP (66)                                       151,590                      151,590                   0          0%

Singer Opportunity Fund LP (67)                           227,743                      227,743                   0          0%

SM Investors, LP (68)                                      82,496                       82,496                   0          0%

SM Investors II, LP (69)                                  162,374                      162,374                   0          0%

SM Investors Offshore, Ltd. (70)                           62,564                       62,564                   0          0%

Smithfield Fiduciary LLC (71)                             233,334                      233,334                   0          0%

Southpoint Fund LP (72)                                   129,274                      129,274                   0          0%

Southpoint Master Fund LP (73)                            630,319                      630,319                   0          0%

Southpoint Qualified Fund LP (74)                         513,575                      513,575                   0          0%

Southside Hospital (75)                                    83,530                       83,530                   0          0%

Sovereign Bank (76)                                       170,100                      170,100                   0          0%

Sovereign Capital Advisors LLC (77)                        80,340                       80,340                   0          0%

Stuart Subotnick (78)                                     348,733                      348,733                   0          0%

Theodore J. Marolda (79)                                  166,360                      166,360                   0          0%


Theodore Swindells (80)                                    80,000                       80,000                   0          0%

Truistic Pty Ltd atf Lee Investment Trust (24)            143,712                      143,712                   0          0%

William A. Lewis IV (81)                                   13,500                       13,500                   0          0%

William W. Caldwell III & Priscilla V.                     41,740                       41,740                   0          0%
Caldwell (82)

William D Witter Inc 401k Profit sharing (83)              23,108                       23,108                   0          0%

W. Stewart Cahn (84)                                       57,167                       57,167                   0          0%

TOTAL SHARES OFFERED                                                                10,041,414
                                                                                    ==========

      (1) Assumes that all shares of common stock registered will be sold and that all shares of common stock underlying warrants will be issued and sold.

      (2) Represents: (a) 166,667 shares of common stock purchased pursuant to our December 2005 financing; and (b) 66,667 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing.

      (3) Represents: (a) 86,660 shares of common stock purchased pursuant our August 2005 financing; and (b) 4,330 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 financing.

      (4) Represents 6,080 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $3.00 per share and an expiration date of December 29, 2010. At the time of our December 2005 financing, Mr. Lewis was a registered representative of Brimberg & Co., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services.

      (5) Represents: (a) 80,000 shares of common stock acquired upon conversion of $100,000 principal amount secured convertible notes issued by Robert Petty individually; and (b) 66,667 shares of common stock purchased pursuant to our October 2005 financing; and (c) 2,000 shares of common stock acquired as liquidated damages in connection with registration rights associated with the October 2005 financing.

      (6) Represents: (a) 2,400 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.25 per share and an expiration date of August 23, 2010; (b) 12,267 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of August 23, 2010; (c) 4,650 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of October 21, 2010; (d) 5,500 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $3.00 per share and an expiration date of December 29, 2010; (e) 40,000 shares of common stock acquired upon conversion of $50,000 principal amount secured convertible notes issued by Robert Petty individually; (f) 27,000 shares of common stock purchased pursuant our August 2005 financing;
            (g) 16,333 shares of common stock purchased pursuant to our October 2005 financing; and (h) 1,840 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings. At the time of our August 2005, October 2005 and December 2005 financings, Mr. Reifler was a registered representative of Pali Capital, Inc., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services. The other securities owned by Mr. Reifler were purchased by Mr. Reifler for investment purposes.

      (7) Represents: (a) 4,750 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of August 23, 2010; and (b) 2,000 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $3.00 per share and an expiration date of December 29, 2010. At the time of our August 2005 and December 2005 financings, Mr. Wilkinson was a registered representative of Brimberg & Co., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services.

      (8) Represents: (a) 13,500 shares of common stock purchased pursuant our August 2005 financing; (b) 3,167 shares of common stock purchased pursuant to our October 2005 financing; and (c) 770 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings.

      (9) Represents: (a) 13,500 shares of common stock purchased pursuant our August 2005 financing; (b) 3,167 shares of common stock purchased pursuant to our October 2005 financing; and (c) 770 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings.

      (10) Represents: (a) 27,000 shares of common stock purchased pursuant our August 2005 financing; (b) 6,333 shares of common stock purchased pursuant to our October 2005 financing; and (c) 1,540 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings. Cass G. Adelman has voting and dispositive control over the securities held by CGA Resources, LLC.

      (11) Represents: (a) 200,000 shares of common stock purchased pursuant to our December 2005 financing; and (b) 80,000 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing.

      (12) Represents 1,750 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of August 23, 2010. At the time of our August 2005 financing, Mr. Hover was a registered representative of Brimberg & Co., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services.

      (13) Represents shares of common stock issuable upon conversion of 1,000,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into four one hundredth (0.04) of a share of common stock.

      (14) Represents: (a) 380,000 shares of common stock purchased pursuant our August 2005 financing; and (b) 19,000 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 financing

      (15) Represents: (a) 66,667 shares of common stock purchased pursuant our October 2005 financing; and (b) 2,000 shares of common stock acquired as liquidated damages in connection with registration rights associated with the October 2005 financing.

      (16) Represents 500 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $3.00 per share and an expiration date of December 29, 2010. At the time of our December 2005 financing, Mr. Schneiderman was a registered representative of Pali Capital, Inc., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services.

      (17) Represents: (a) 3,100 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of October 21, 2005; and (b) 1,500 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $3.00 per share and an expiration date of December 29, 2010. At the time of our October 2005 and December 2005 financings, Mr. Ly was a registered representative of Pali Capital, Inc., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services.

      (18) Represents: (a) 138,000 shares of common stock purchased pursuant our August 2005 financing; and (b) 6,900 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 financing.

      (19) Represents: (a) 10,000 shares of common stock purchased pursuant our August 2005 financing; and (b) 500 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 financing.

      (20) Represents: (a) 38,400 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.25 per share and an expiration date of August 23, 2010; (b) 196,266 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of August 23, 2010; (c) 65,100 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of October 21, 2010; and (d) 90,000 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $3.00 per share and an expiration date of December 29, 2010. At the time of our August 2005, October 2005 and December 2005 financings, Mr. Singer was a registered representative of Pali Capital, Inc., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services.

      (21) Represents: (a) 20,590 shares of common stock purchased pursuant our August 2005 financing; and (b) 1,030 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 financing.

      (22) Represents: (a) 66,667 shares of common stock purchased pursuant to our December 2005 financing; and (b) 26,667 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing.

      (23) Represents: (a) 10,000 shares of common stock purchased pursuant to our December 2005 financing; and (b) 4,000 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing.

      (24) Represents shares of common stock acquired pursuant to the Reality Group Stock Purchase Agreement, as amended.

      (25) Represents shares of common stock acquired from Matthew Balk pursuant to a private purchase transaction.

      (26) Represents: (a) 7,333 shares of common stock purchased pursuant to our October 2005 financing; (b) 11,600 shares of common stock acquired from Paradigm Equities Fund II LLC pursuant to a private purchase transaction; and (c) 479 shares of common stock acquired as liquidated damages in connection with registration rights associated with our August 2005 and October 2005 financings. Matthew Harman has voting and dispositive control over the securities held by Harman Stoller Capital Partners II Ltd.

      (27) Represents: (a) 7,333 shares of common stock purchased pursuant our August 2005 financing; (b) 40,000 shares of common stock purchased pursuant our October 2005 financing; (c) 33,733 shares of common stock acquired from Paradigm Equities Fund II LLC pursuant to a private purchase transaction; and (d) 3,081 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings. Matthew Harman has voting and dispositive control over the securities held by Harman Stoller Capital Partners Master Fund, Ltd.

      (28) Represents: (a) 324,000 shares of common stock purchased pursuant our August 2005 financing; (b) 76,000 shares of common stock purchased pursuant our October 2005 financing; (c) 18,480 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings; (d) 117,852 shares of common stock purchased pursuant to our December 2005 financing; and (e) 47,141 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing. Anthony Bune has voting and dispositive control over the securities held by Hebrides LP.

      (29) Represents: (a) 81,000 shares of common stock purchased pursuant our August 2005 financing; (b) 19,000 shares of common stock purchased pursuant our October 2005 financing; (c) 4,620 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings;
            (d) 25,481 shares of common stock purchased pursuant to our December 2005 financing; and (e) 10,192 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing. Anthony Bune has voting and dispositive control over the securities held by Hebrides II Offshore Fund Limited.

      (30) Represents: (a) 2,400 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.25 per share and an expiration date of August 23, 2010; (b) 12,266 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of August 23, 2010; (c) 4,650 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of October 21, 2010; and (d) 5,500 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $3.00 per share and an expiration date of December 29, 2010. At the time of our August 2005, October 2005 and December 2005 financings, Ms. Bergman was a registered representative of Pali Capital, Inc., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services.

      (31) Represents: (a) 18,604 shares of common stock purchased pursuant our August 2005 financing; and (b) 930 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 financing.

      (32) Represents: (a) 83,334 shares of common stock purchased pursuant to our December 2005 financing; and (b) 33,334 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing.

      (33) Represents: (a) 41,265 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of August 23, 2010; (b) 17,685 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of October 21, 2010; (c) 31,117 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $3.00 per share and an expiration date of December 29, 2010and (d) 8,750 shares of common stock issuable upon exercise of warrants with an exercise price of $3.00 per shares acquired as compensation for financial consulting services. At the time of our August 2005 and October 2005 financings, Mr. Brimberg was a registered representative of Brimberg & Co., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services.

      (34) Represents: (a) 4,800 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.25 per share and an expiration date of August 23, 2010; (b) 24,533 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of August 23, 2010; (c) 9,300 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of October 21, 2010;(d) 6,500 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $3.00 per share and an expiration date of December 29, 2010; and (e) 20,000 shares of common stock acquired upon conversion of $25,000 principal amount secured convertible notes issued by Robert Petty individually. At the time of our August 2005, October 2005 and December 2005 financings, Mr. Adelman was a registered representative of Pali Capital, Inc., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services. The other securities owned by Mr. Adelman were purchased by Mr. Adelman for investment purposes.

      (35) Represents: (a) 17,710 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of August 23, 2010; (b) 7,590 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of October 21, 2010; (c) 13,427 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $3.00 per share and an expiration date of December 29, 2010; and (d) 6,250 shares of common stock issuable upon exercise of warrants with an exercise price of $3.00 per shares acquired as compensation for financial consulting services. At the time of our August 2005, October 2005 and December 2005 financings, Mr. Tomlinson was a registered representative of Brimberg & Co., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services.

      (36) Represents 1,400 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $3.00 per share and an expiration date of December 29, 2010. Jesup & Lamont Securities Corp. is a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services.

      (37) Represents: (a) 1,750 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of August 23, 2010; and (b) 816 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $3.00 per share and an expiration date of December 29, 2010. At the time of our August 2005 and December 2005 financings, Mr. Kaiser was a registered representative of Brimberg & Co., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services.

      (38) Represents: (a) 33,333 shares of common stock purchased pursuant our October 2005 financing; and (b) 1,000 shares of common stock acquired as liquidated damages in connection with registration rights associated with the October 2005 financing.

      (39) Represents: (a) 27,000 shares of common stock purchased pursuant our August 2005 financing; (b) 6,333 shares of common stock purchased pursuant our October 2005 financing; and (c) 1,540 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings. Matthew Pilkington has voting and dispositive control over the securities held by Kellogg Capital Group, LLC.

      (40) Represents: (a) 33,333 shares of common stock purchased pursuant to our December 2005 financing; and (b) 13,333 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing.

      (41) Represents: (a) 80,000 shares of common stock acquired upon conversion of $100,000 principal amount secured convertible notes issued by Robert Petty individually; (b) 81,000 shares of common stock purchased pursuant our August 2005 financing; (c) 4,620 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings; (d) 19,000 shares of common stock purchased pursuant our October 2005 financing; (e) 85,000 shares of common stock purchased pursuant to our December 2005 financing; and (f) 34,000 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing. Robert Ladd has voting and dispositive control over the securities held by Laddcap Value Partners, LP.

      (42) Represents: (a) 3,100 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of October 21, 2010; and (b) 750 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $3.00 per share and an expiration date of December 29, 2010. At the time of our October 2005 and December 2005 financings, Ms. Casano was a registered representative of Pali Capital, Inc., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services.

      (43) Represents: (a) 66,667 shares of common stock purchased pursuant our August 2005 financing; (b) 66,667 shares of common stock purchased pursuant our October 2005 financing; (c) 5,333 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings;
            (d) 20,000 shares of common stock purchased pursuant to our December 2005 financing; and (e) 8,000 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing. William A. Lewis IV has voting and dispositive control over the securities held by Lewis Opportunity Fund, LP.

      (44) Represents: (a) 83,333 shares of common stock purchased pursuant to our December 2005 financing; and (b) 33,333 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing.

      (45) Represents: (a) 10,333 shares of common stock purchased pursuant our August 2005 financing; (b) 6,333 shares of common stock purchased pursuant our October 2005 financing; (c) 1,540 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings; and (d) 3,100 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of October 21, 2010. At the time of our October 2005 financing, Mr. Balk was a registered representative of Pali Capital, Inc., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services. The other securities owned by Mr. Balk were purchased by Mr. Balk for investment purposes.

      (46) Represents: (a) 10,000 shares of common stock purchased pursuant our October 2005 financing; and (b) 300 shares of common stock acquired as liquidated damages in connection with registration rights associated with the October 2005 financing.

      (47) Represents: (a) 14,000 shares of common stock acquired from Harman Stoller Capital Partners II Ltd. pursuant to a private purchase transaction; (b) 66,000 shares of common stock acquired from Harman Stoller Capital Master Fund, Ltd. pursuant to a private purchase transaction; and (c) 4,000 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 financing.

      (48) Represents: (a) 27,000 shares of common stock purchased pursuant our August 2005 financing; (b) 13,000 shares of common stock purchased pursuant our October 2005 financing; and (c) 1,740 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings.

      (49) Represents: (a) 66,667 shares of common stock purchased pursuant our October 2005 financing; (b) 2,000 shares of common stock acquired as liquidated damages in connection with registration rights associated with the October 2005 financing; (c) 33,333 shares of common stock purchased pursuant to our December 2005 financing; and (d) 13,333 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing. Keith Goodman has voting and dispositive control over the securities held by Nite Capital LP.

      (50) Represents: (a) 27,000 share of common stock purchased pursuant to our August 2005 financing; (b) 6,333 shares of common stock purchased pursuant our October 2005 financing; and (c) 1,540 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings.

      (51) Represents 26,250 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $3.00 per share and an expiration date of December 29, 2010. Olympus Securities, LLC is a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services.

      (52) Represents: (a) 27,667 shares of common stock purchased pursuant our August 2005 financing; (b) 52,333 shares of common stock purchased pursuant our October 2005 financing; (c) 1,383 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 financing; and (d) 1,570 shares of common stock acquired as liquidated damages in connection with registration rights associated with the October 2005 financing.

      (53) Represents: (a) 20,000 shares of common stock acquired upon conversion of $25,000 principal amount secured convertible notes issued by Robert Petty individually; (b) 10,000 shares of common stock purchased pursuant our October 2005 financing; and (c) 300 shares of common stock acquired as liquidated damages in connection with registration rights associated with the October 2005 financing.

      (54) Represents: (a) 40,000 shares of common stock purchased pursuant our October 2005 financing; and (b) 1,200 shares of common stock acquired as liquidated damages in connection with registration rights associated with the October 2005 financing.

      (55) Represents: (a) 10,000 shares of common stock purchased pursuant to our December 2005 financing; and (b) 4,000 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing.

      (56) Represents: (a) 3,000 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of August 23, 2010; and (b) 2,000 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $3.00 per share and an expiration date of December 29, 2010. At the time of our August 2005 and December 2005 financings, Mr. McGrath was a registered representative of Brimberg & Co., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services.

      (57) Represents shares of common stock issuable upon conversion of 6,000,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into four one hundredth (0.04) of a share of common stock. Robert Petty is our Chairman, President and Chief Executive Officer.

      (58) Represents shares of common stock issuable upon conversion of 1,500,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into four one hundredth (0.04) of a share of common stock. Robin Smyth is one of our directors as well as our Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer.

      (59) Represents: (a) 20,000 shares of common stock acquired upon conversion of $25,000 principal amount secured convertible notes issued by Robert Petty individually; and (b) 40,000 shares of common stock issuable upon conversion of 1,000,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into four one hundredth (0.04) of a share of common stock.

      (60) Represents: (a) 335,000 shares of common stock purchased pursuant to our December 2005 financing; and (b) 134,000 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing.

      (61) Represents: (a) 123,500 shares of common stock purchased pursuant to our December 2005 financing; and (b) 49,400 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing.

      (62)Represents: (a) 577,980 shares of common stock purchased pursuant our August 2005 financing; and (b) 28,899 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 financing.

      (63) Represents: (a) 135,000 shares of common stock purchased pursuant our August 2005 financing; (b) 31,667 shares of common stock purchased pursuant our October 2005 financing; and (c) 7,700 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings. Scott Derby has voting and dispositive control over the securities held by SDS Capital Group SPC.

      (64) Represents: (a) 33,333 shares of common stock purchased pursuant our October 2005 financing; and (b) 1,000 shares of common stock acquired as liquidated damages in connection with registration rights associated with the October 2005 financing.

      (65) Represents: (a) 12,000 shares of common stock acquired upon conversion of $15,000 principal amount secured convertible notes issued by Robert Petty individually; (b) 28,000 shares of common stock purchased pursuant our October 2005 financing; and (c) 840 shares of common stock acquired as liquidated damages in connection with registration rights associated with the October 2005 financing. Eric Singer has voting and dispositive control over the securities held by Singer Congressional Fund LP. At the time of our August 2005, October 2005 and December 2005 financings, Mr. Singer was a registered representative of Pali Capital, Inc., a registered broker-dealer. The securities purchased by Singer Congressional Fund LP were acquired for investment purposes.

      (66) Represents: (a) 48,000 shares of common stock acquired upon conversion of $60,000 principal amount secured convertible notes issued by Robert Petty individually; (b) 53,000 shares of common stock purchased pursuant our October 2005 financing; (c) 1,590 shares of common stock acquired as liquidated damages in connection with registration rights associated with the October 2005 financing;
            (d) 35,000 shares of common stock purchased pursuant to our December 2005 financing; and (e) 14,000 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing.. Eric Singer has voting and dispositive control over the securities held by Singer Fund LP. At the time of our August 2005, October 2005 and December 2005 financings, Mr. Singer was a registered representative of Pali Capital, Inc., a registered broker-dealer. The securities purchased by Singer Fund LP were acquired for investment purposes.

      (67) Represents: (a) 40,000 shares of common stock acquired upon conversion of $50,000 principal amount secured convertible notes issued by Robert Petty individually; (b) 173,667 shares of common stock purchased pursuant our October 2005 financing; (c) 5,210 shares of common stock acquired as liquidated damages in connection with registration rights associated with the October 2005 financing;
            (d) 6,333 shares of common stock purchased pursuant to our December 2005 financing; and (e) 2,533 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing.. Eric Singer has voting and dispositive control over the securities held by Singer Opportunity Fund LP. At the time of our August 2005, October 2005 and December 2005 financings, Mr. Singer was a registered representative of Pali Capital, Inc., a registered broker-dealer. The securities purchased by Singer Opportunity Fund LP were acquired for investment purposes.

      (68) Represents: (a) 43,740 shares of common stock purchased pursuant our August 2005 financing; (b) 35,504 shares of common stock purchased pursuant our October 2005 financing; and (c) 3,252 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings. Salvatore Muoio has voting and dispositive control over the securities held by SM Investors, LP.

      (69) Represents: (a) 85,536 shares of common stock purchased pursuant our August 2005 financing; (b) 70,448 shares of common stock purchased pursuant our October 2005 financing; and (c) 6,390 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings. Salvatore Muoio has voting and dispositive control over the securities held by SM Investors II, LP.

      (70) Represents: (a) 32,724 shares of common stock purchased pursuant our August 2005 financing; (b) 27,382 shares of common stock purchased pursuant our October 2005 financing; and (c) 2,458 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings. Salvatore Muoio has voting and dispositive control over the securities held by SM Investors Offshore, Ltd.

      (71) Represents: (a) 166,667 shares of common stock purchased pursuant to our December 2005 financing; and (b) 66,667 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing.

      (72) Represents: (a) 96,079 shares of common stock purchased pursuant to our August 2005 financing; (b) 9,716 shares of common stock purchased pursuant to our December 2005 financing; (c) 16,800 shares of common stock acquired from Southpoint Offshore Operating Fund LP pursuant to private transactions; (d) 1,875 shares of common stock acquired from Southpoint Qualified Fund LP pursuant to a private transaction; and (e) 4,804 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 financing.

      (73) Represents: (a) 298,520 shares of common stock purchased pursuant to our August 2005 financing; (b) 216,667 shares of common stock purchased pursuant our October 2005 financing; (c) 26,873 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings; (d) 48,259 shares of common stock purchased pursuant to our December 2005 financing; and (e) 40,000 shares of common stock issuable upon exercise of warrants with an exercise price of $4.00 per share and an expiration date of December 28, 2010 purchased pursuant to our December 2005 financing.

      (74) Represents: (a) 361,262 shares of common stock purchased pursuant to our August 2005 financing; (b) 18,157 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 financing; (c) 42,025 shares of common stock purchased pursuant to our December 2005 financing; and (d) 92,131 shares of common stock acquired from Southpoint Offshore Operating Fund LP pursuant to a private transaction.

      (75) Represents: (a) 79,552 shares of common stock purchased pursuant our August 2005 financing; and (b) 3,978 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 financing.

      (76) Represents: (a) 162,000 shares of common stock purchased pursuant our August 2005 financing; and (b) 8,100 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 financing.

      (77) Represents: (a) 78,000 shares of common stock purchased pursuant our October 2005 financing; and (b) 2,340 shares of common stock acquired as liquidated damages in connection with registration rights associated with the October 2005 financing. Dan Tara has voting and dispositive control over the securities held by Sovereign Capital Advisors LLC.

      (78) Represents: (a) 270,000 shares of common stock purchased pursuant our August 2005 financing; and (b) 63,333 shares of common stock purchased pursuant our October 2005 financing; and (c) 15,400 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings.

      (79) Represents: (a) 54,275 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of August 23, 2010; (b) 31,725 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of October 21, 2010; (c) 45,360 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $3.00 per share and an expiration date of December 29, 2010; and (d) 35,000 shares of common stock issuable upon exercise of warrants with an exercise price of $3.00 per shares acquired as compensation for financial consulting services. At the time of our August 2005, October 2005 and December 2005 financings, Mr. Marolda was a registered representative of Brimberg & Co., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services.

      (80) Represents shares of common stock acquired upon conversion of $100,000 principal amount secured convertible notes issued by Robert Petty individually.

      (81) Represents 13,500 shares of common stock issuable upon exercise of placement agent warrants with an exercise price of $1.50 per share and an expiration date of August 23, 2010. At the time of our August 2005 financing, Mr. Lewis was a registered representative of Brimberg & Co., a registered broker-dealer. The placement agent warrants were received as compensation for placement agent services.

      (82) Represents: (a) 27,000 shares of common stock purchased pursuant our August 2005 financing; (b) 13,000 shares of common stock purchased pursuant our October 2005 financing; and (c) 1,740 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 and October 2005 financings.

      (83) Represents: (a) 22,008 shares of common stock purchased pursuant our August 2005 financing; and (b) 1,100 shares of common stock acquired as liquidated damages in connection with registration rights associated with the August 2005 financing.

      (84) Represents: (a) 40,000 shares of common stock acquired upon conversion of $50,000 principal amount secured convertible notes issued by Robert Petty individually; (b) 16,667 shares of common stock purchased pursuant our October 2005 financing; and (c) 500 shares of common stock acquired as liquidated damages in connection with registration rights associated with the October 2005 financing.

            Our common stock is listed on the Over-The-Counter Bulletin Board under the symbol "RGRP.OB".

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

       The date of this prospectus supplement no. 1 is September 21, 2006.